BROAD AND CASSEL
                                ATTORNEYS AT LAW
                          201 SOUTH BISCAYNE BOULEVARD
                            MIAMI CENTER, SUITE 3000
                              MIAMI, FLORIDA 33131
                                 (305) 373-9400

                                                                    May 22, 1996

Andrx Corporation
4001 Southwest 47th Avenue
Suite 201
Ft. Lauderdale, Florida  33314

         RE:      ANDRX CORPORATION (THE "COMPANY")
                  REGISTRATION STATEMENT ON FORM S-1
                  SEC FILE NO:  333-3614

Ladies and Gentlemen:

         You have requested our opinion with respect to the shares of the Company's common stock, $.001 par value per share (the "Common Stock"), included in the Company's registration statement on Form S-1, SEC File No. 333-03614 as amended by Amendment No. 1 (the Registration Statement, along with Amendment No. 1 is referred to as the "Registration Statement"), which has been filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that, when the shares of Common Stock are issued and delivered in accordance with the terms of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, the shares of Common Stock will be duly and validly issued, fully paid and non-assessable.

         In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

Andrx Corporation
May 22, 1996
Page 2

         This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                                            Sincerely yours,

                                                            /s/ BROAD AND CASSEL